Filed Pursuant to Rules 424(b)(3) and 424(c)
                                             Registration Statement No. 333-7915


                      International Dispensing Corporation
                  PROSPECTUS SUPPLEMENT DATED OCTOBER 23, 1996
                                       TO
                        PROSPECTUS DATED OCTOBER 3, 1996

         The OTC Bulletin Board Symbols have been changed to "IDNDU" for the Units, "IDND" for the Common Stock and "IDNDW" for the Warrants. See "Prospectus Summary--The Offering--Proposed OTC Bulletin Board Symbols."